Exhibit 10.5

ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS –

INTEGRA PHARMA SOLUTIONS, LLC

THIS ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS – INTEGRA PHARMA SOLUTIONS, LLC (“Agreement”) is made and entered into effective as of the 4th day of October, 2024 (the “Effective Date”) by and among SCIENTURE HOLDINGS, INC., a Delaware corporation (“the “Transferor”) and SOFTELL INC., f/k/a TRXADE INC., a Florida corporation (the “Transferee”).

RECITALS:

A. Transferor owns one hundred percent (100%) of the issued and outstanding shares of Transferee.

B. Transferor owns one hundred percent (100%) of the membership interests (the “Membership Interests”) of Integra Pharma Solutions, LLC, a Florida limited liability company (the “Company”).

C. The Company is a disregarded entity for IRS purposes and consolidated with Transferor with respect to filing income tax returns.

D. Transferor now desires to transfer and assign to Transferee, and Transferee desires to acquire and assume from Transferor, the Membership Interests.

NOW, THEREFORE, in consideration of the recitals and the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment and Assumption. As of the Effective Date, Transferor hereby transfers and assigns to Transferee, and Transferee hereby accepts and assumes from Transferor, the Membership Interests and all rights and obligations arising therefrom.

2. Evidence of Membership Interests. Transferee hereby acknowledges that the Company has not issued certificates to evidence the Membership Interest.

3. Due Authorization. Transferor and Transferee each represent and warrant that they have the unfettered right and power to execute and deliver this Agreement and consummate the transactions contemplated hereby, and that this Agreement constitutes the legal, valid and binding obligation of each of Transferor and Transferee, enforceable against each of them in accordance with its terms.

4. Amended and Restated LLC Operating Agreement for the Company. As of the Effective Date, the limited liability company operating agreement of the Company shall be automatically amended and restated upon terms and conditions acceptable to Transferee in their sole discretion.

5. Further Assurances. The parties hereto agree to execute any and all documents reasonably requested by the other to carry out the intent of this Agreement.

6. Governing Law. The validity, meaning, and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware applicable to contracts to be performed therein.

7. Counterparts and Electronic Execution. This Assignment may be executed in any number of counterparts (including by means of facsimile or email transmission of signature pages), and by the different Parties in separate counterparts, each of which when executed shall be deemed an original, but all of which shall be considered one and the same agreement, and shall become effective when each party has received counterparts signed by each of the other Parties and each Party has authorized delivery of such counterparts. The execution and delivery of this Assignment in the form of a signed counterpart signature page to this Assignment delivered by facsimile transmission, by electronic mail, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document shall constitute valid and sufficient delivery thereof, and such execution and delivery will be considered valid, binding and effective for all purposes.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

TRANSFEROR:		TRANSFEREE:

SCIENTURE HOLDINGS, INC., a Delaware corporation		SOFTELL INC., a Florida corporation

By:	/s/ Surendra Ajjarapu	By:	/s/ Surendra Ajjarapu
	Surendra Ajjarapu, Chief Executive Officer		Surendra Ajjarapu, Chief Executive Officer

[Signature Page to Assignment and Assumption Agreement – Integra Pharma Solutions, LLC]